UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2025

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, 3rd Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 10, 2025, Cogent Biosciences, Inc. (the “Company”) made publicly available a data presentation announcing positive results from its bezuclastinib PEAK Phase 3 Trial in Gastrointestinal Stromal Tumors (“GIST”). The Company will host a conference call and webcast today, Monday, November 10, 2025, at 8:00 a.m., Eastern Time, to discuss the data results.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On November 10, 2025, the Company announced positive results from its bezuclastinib PEAK Phase 3 Trial in GIST.

PEAK Phase 3 Trial Results

PEAK is a global, randomized Phase 3 clinical trial evaluating bezuclastinib in combination with sunitinib vs. sunitinib monotherapy in patients with imatinib-resistant or intolerant GIST. In the top-line results, as of the cutoff date, September 30, 2025, the bezuclastinib combination demonstrated a substantial and highly statistically significant clinical benefit on the primary endpoint of progression free survival, reducing risk of disease progression or death compared to the current standard of care by 50% (hazard ratio of 0.50, 95% CI: 0.39 – 0.65). Median progression free survival, as assessed by blinded independent central review, was 16.5 months for the bezuclastinib combination vs. 9.2 months for sunitinib monotherapy. Additionally, the bezuclastinib combination demonstrated an unprecedented objective response rate in imatinib-resistant patients, with 46% of patients treated with the bezuclastinib combination achieving an objective response compared to 26% of patients treated with sunitinib. At the time of this analysis, data for overall survival remains immature.

Based on these data, and the number of ongoing patients receiving treatment on the bezuclastinib arm, the estimated mean duration of treatment for the bezuclastinib combination is projected to exceed 19 months.

Safety Data

As of the data cutoff, the bezuclastinib combination was generally well tolerated, and no unique risks were observed with the novel combination when compared to the known safety profile of sunitinib. The most commonly reported Grade 3+ treatment emergent adverse events in either arm (bezuclastinib combination vs. sunitinib) included: Hypertension (29.4% vs. 27.4%), Neutropenia (15.2% vs. 15.4%), ALT/AST increased (10.8% vs. 1.4%), Anemia (9.3% vs. 4.8%) and Diarrhea (7.8% vs. 7.2%). 7.4% of patients on the bezuclastinib combination and 3.8% of patients on sunitinib monotherapy discontinued study treatment(s) due to treatment related adverse events. Hepatic adverse events were predominantly transient and manageable lab abnormalities; the majority of which were low grade, non-serious, reversible and asymptomatic. In the combination arm, ALT/AST elevations led to bezuclastinib dose reductions in 12.7% of patients with only 3 subjects (1.5%) discontinuing bezuclastinib for ALT/AST elevations. All Grade 3 ALT/AST elevations resolved, and no Grade 4 elevations were reported across the study.

Potential Commercial Opportunity

The Company believes bezuclastinib represents a significant commercial opportunity across multiple indications. Based on internal analyses and external market research, the Company estimates a global annual market opportunity of over $4 billion for bezuclastinib in combination with sunitinib as a potential second-line treatment for patients with imatinib-resistant or intolerant GIST, approximately $3 billion for the treatment of patients with non-advanced systemic mastocytosis (“NonAdvSM”), and approximately $500 million for the treatment of patients with advanced systemic mastocytosis (“AdvSM”).

Complete analysis of the Phase 3 PEAK data is ongoing, and the Company plans to present detailed results at a major medical conference in the first half of 2026.

Anticipated Upcoming Milestones

•	Announce top-line results from the pivotal APEX trial in December 2025. APEX is a registration-directed, global, open-label trial in patients with AdvSM

•

Present multiple bezuclastinib presentations at the 67th Annual Meeting of the American Society of Hematology (“ASH”), including two oral presentations from the pivotal SUMMIT trial in NonAdvSM patients

•	Present initial data from the Company’s novel JAK2 V617F inhibitor at ASH, showcasing its best-in-class potential

•	Submit the Company’s first new drug application (“NDA”) for bezuclastinib in NonAdvSM patients by the end of 2025

•	Submit NDA for bezuclastinib in imatinib-resistant or intolerant GIST patients in the first half of 2026

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: plans to submit an NDA for bezuclastinib in NonAdvSM patients by the end of 2025; plans to submit an NDA for bezuclastinib in imatinib-resistant GIST patients in the first half of 2026; plans to present full PEAK results at a scientific conference in the first half of 2026; the expectation that the bezuclastinib plus sunitinib combination is poised to become the new standard of care for second line GIST patients; the company’s projection that the estimated mean duration of treatment for the bezuclastinib combination will exceed 19 months; plans to announce top-line results from the APEX trial in December 2025; and plans to present multiple bezuclastinib presentations and initial data from the Company’s novel JAK V617F inhibitor (including its best-in-class potential) at the 2025 ASH meeting. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, the Company’s clinical results, the rate of enrollment in the Company’s clinical trials and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts or milestones disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company’s, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Presentation, dated November 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2025	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns
Chief Legal Officer and Corporate Secretary